Exhibit 10.1

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (this “Amendment”) is made as of July 11, 2023, by and between SORRENTO WEST PROPERTIES, INC., a Delaware corporation (“Lessor”), and RF INDUSTRIES, LTD., a Nevada corporation (“Lessee”).

RECITALS

A.    Lessor and Lessee are parties to that certain AIRCRE Standard Industrial/Commercial Single-Tenant Lease – Net dated as of December 28, 2021 (“Base Lease”), that certain AIRCRE Rent Adjustment(s) Standard Lease Addendum dated December 28, 2021 (“First Addendum”), that certain AIRCRE Option(s) to Extend Standard Lease Addendum dated December 28, 2021 (“Second Addendum”), that certain AIRCRE Addendum to Lease dated as of December 28, 2021 (“Third Addendum”), and that certain Fourth Addendum to Lease dated as of December 28, 2021 (“Fourth Addendum”), as amended by that certain First Amendment to Lease dated as of October 31, 2022 (“First Amendment”), and that certain Second Amendment to Lease dated as of December 8, 2022 (“Second Amendment,” and collectively with the Base Lease, the First Addendum, the Second Addendum, the Third Addendum, the Fourth Addendum, the First Amendment and the Second Amendment, (the “Lease”), with respect to the premises located at 16868 Via Del Campo Court, San Diego, California (the “Premises”), as more particularly described in the Lease. All initially capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Lease.

B.    Lessor and Lessee wish to hereby modify certain terms and provisions under the Lease and are hereby executing this Amendment to effectuate the modification of the Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants hereafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Amendment to Lease. All terms defined in the Recitals of this Amendment are hereby incorporated into the Lease by this reference.

a.            Tenant Improvement Allowance. Paragraph 54 of the Lease is hereby amended to increase the TIA by an additional One Million Dollars ($1,000,000) (the “Additional TIA”). Provided that Lessor has received from Lessee all required documentation with respect to Lessee’s improvements pursuant to clauses (ii) through (vii), inclusive, of Paragraph 2(B) of the Work Letter, and subject to the terms and provisions of the Work Letter (which shall apply to such improvements to the same extent applicable to the Tenant Improvements), said Additional TIA shall be funded on October 1, 2023, and shall be used solely for actual costs incurred by Lessee in connection with improvements to the Building, including architectural fees, permit fees, contractor/project manager fees and the cost of materials. The Additional TIA is reflected in the increase in monthly Base Rent as outlined below.

b.            First Addendum. Paragraph 51(A)(III) of the First Addendum is hereby amended with the monthly Base Rent to be increased to the following amounts on the dates set forth below, which rates shall be effective commencing as of October 1, 2023:

On	Original Base Rent	New Base Rent
October 1, 2022 - November 30, 2023	$139,123.20	$151,980.20
December 1, 2023 - November 30, 2024	$143,296.90	$156,153.90
December 1, 2024 - November 30, 2025	$147,595.80	$160,452.80
December 1, 2025 - November 30, 2026	$152,023.68	$164,880.68
December 1, 2026 - November 30, 2027	$156,584.39	$169,441.39
December 1, 2027 - November 30, 2028	$161,281.92	$174,138.92
December 1, 2028 - November 30, 2029	$166,120.38	$178,977.38
December 1, 2029 - November 30, 2030	$171,103.99	$183,960.99
December 1, 2030 - November 30, 2031	$176,237.11	$189,094.11
December 1, 2031 - December 31, 2032	$181,524.22	$194,381.22

2.            Effect of Amendment. Except as expressly amended under this Amendment, all provisions of the Lease shall remain in full force and effect. In the event of any conflict between this Amendment and the Lease, this Amendment shall control to the extent of such conflict.

3.            Entire Agreement. This Amendment constitutes the entire agreement between the parties pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions thereof, and all prior agreements, representations, negotiations and understandings of the parties hereto, oral or written, express or implied, are hereby superseded and merged herein. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same binding agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Third Amendment to Lease as of the date first written above.

LESSOR:		LESSEE:

SORRENTO WEST PROPERTIES, INC.,		RF INDUSTRIES, LTD.,
a Delaware corporation		a Nevada corporation

By:	/s/ Joseph E. Maskalenko	By:	/s/ Peter Yin
Name:	Joseph E. Maskalenko	Name:	Peter Yin
Title:	Senior V.P., Secretary & Treasurer	Title:	Chief Financial Officer